Exhibit 21.1

Subsidiaries

of

Newpark Resources, Inc.

December 31, 2011

1.	NEWPARK MATS & INTEGRATED SERVICES LLC

2.	DURA-BASE DE MEXICO S.A. DE C.V.

3.	DURA-BASE NEVADA, INC.

4.	EXCALIBAR MINERALS LLC

5.	NEWPARK CANADA, INC.

6.	NEWPARK CANADA HOLDINGS LIMITED PARTNERSHIP

7.	NEWPARK CANADA INVESTMENTS LIMITED PARTNERSHIP

8.	NEWPARK DRILLING FLUIDS LLC

9.	NEWPARK ENVIRONMENTAL SERVICES LLC

10.	NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C.

11.	NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P.

12.	NEWPARK ENVIRONMENTAL WATER SOLUTIONS LLC

13.	NEWPARK HOLDINGS NOVA SCOTIA CORP.

14.	NEWPARK INVESTMENTS NOVA SCOTIA CORP.

15.	NEWPARK TEXAS, L.L.C.

16.	AVA, S.P.A.

17.	AVA EASTERN EUROPE D.F.& S., S.R.L.

18.	AVA AFRICA S.A.R.L.

19.	AVA DEUTCHLAND GMBH

20.	AVA TUNISIE S.A.R.L.

21.	AVA INTERNATIONAL DRILLING FLUIDS LTD.

22.	AVA ALGERIE E.U.R.L.

23.	NEWPARK DRILLING FLUIDS do BRASIL TRATAMENTO de FLUIDOS LTDA.

24.	AVA PANNONIA

25.	DBM SERVICIOS, S.A. de C.V.

26.	NEWPARK DRILLING FLUIDS INTERNATIONAL LLC

27.	NEWPARK DRILLING FLUIDS PERSONNEL SERVICES LLC

28.	TECHNOLOGY AND ENGINEERING FOR DRILLING FLUIDS JSC

35.	NEWPARK LATIN AMERICA LLC

29.	NEWPARK PERU S.R.L.

30.	NEWPARK AUSTRALIA PTY LTD

31.	RHEOCHEM LIMITED

32.	PT RHEOCHEM INDONESIA

33.	RHEOCHEM INDIA PRIVATE LIMITED

34.	RHEOCHEM PACIFIC LIMITED